Exhibit 99.1

CONTACT:

Jennifer Barfoot

Hill & Knowlton

323-966-5786

jbarfoot@hillandknowlton.com

Ribapharm Inc. Announces Receipt of Tender Offer Proposal

from ICN Pharmaceuticals, Inc. to Acquire All Outstanding Shares of Ribapharm

COSTA MESA, Calif., June 2, 2003 — Ribapharm Inc. (NYSE: RNA) announced today that its Board of Directors has received a letter from ICN Pharmaceuticals, Inc. (NYSE: ICN), Ribapharm’s majority stockholder, saying that it intends to make a tender offer to acquire all of the outstanding shares of common stock of Ribapharm not already owned by ICN or its affiliates at a price of $5.60 per share in cash.

The ICN letter received by the Board of Directors of Ribapharm stated that ICN’s tender offer will be conditioned upon, among other things, the tender of a majority of the shares of Ribapharm common stock not owned by ICN or its affiliates and ICN owning at least 90% of the Ribapharm common stock on a fully diluted basis as a result of the consummation of the tender offer. Following the successful completion of the tender offer, ICN intends to acquire any shares not acquired in the tender offer in a subsequent short-form merger at the same $5.60 per share cash price paid in the tender offer.

The Board of Directors of Ribapharm will consider the ICN proposal and its implications in the context of assessing the appropriate course of action that is in the best interests of Ribapharm and its stockholders. The commencement and completion of the tender offer, however, does not require approval of Ribapharm’s Board of Directors. Ribapharm cautions its stockholders that the Board of Directors has just received notice of ICN’s intentions; the process of considering the tender offer is only in its beginning stages; no decisions whatsoever have been made by the Board of Directors with respect to Ribapharm’s response to the proposal; and the Board of Directors will proceed in a timely and orderly manner to consider the proposal and its implications, for which purpose the Board of Directors of Ribapharm has retained Morgan Stanley & Co. Incorporated as its financial advisor to assist it in considering the proposal.

About Ribapharm

Ribapharm is a biopharmaceutical company that seeks to discover, develop, acquire and commercialize innovative products for the treatment of significant unmet medical needs, principally in the antiviral and anticancer areas.

Where to Find More Information

If ICN proceeds with the tender offer, in response to the offer Ribapharm will be required to file a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange

Commission. Investors are advised to read the statement when and if it becomes available, because this document will contain important information. Investors may obtain a free copy of the solicitation/recommendation statement (when and if available) and other documents filed by Ribapharm at the SEC’s web site at www.sec.gov.

Certain matters in this press release may constitute forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Any forward-looking statements contained in this news release are based on current information and assumptions and represent management’s best judgment at the present time. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “does not currently expect,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact, are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements: a loss of or decrease in revenues from our license agreement with Schering-Plough; adverse changes in the Company’s relationship with our majority stockholder, ICN Pharmaceuticals, Inc.; the risk of potential claims against certain of the Company’s research compounds; the Company’s ability to successfully develop and commercialize future products; the limited protection afforded by the patents relating to ribavirin, and possibly on future drugs, techniques, processes or products the Company may develop or acquire; the results of lawsuits or the outcome of investigations pending against ICN Pharmaceuticals, Inc. and the Company; the Company’s potential product liability exposure and lack of any insurance coverage thereof; government regulation of the pharmaceutical industry (including review and approval for new pharmaceutical products by the FDA in the United States and comparable agencies in other countries); the effects of increased competition; and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including especially the Company’s annual report on Form 10-K for the year ended December 31, 2002. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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